UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported):  April 28, 2011

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	001-34279 (Commission File Number)	72-1147390 (IRS Employer Identification No.)

567 Thompson Road Houma, Louisiana (Address of principal executive offices)	70363 (Zip Code)

(985) 872-2100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Gulf Island Fabrication, Inc. (the Company) held its 2011 annual meeting of stockholders (the Annual Meeting) on April 28, 2011 in Houma, Louisiana. At the Annual Meeting, the Company’s stockholders (i) elected each of the three persons listed below to serve as a Class II director for a term expiring in 2014, (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers, (iii) approved, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers, (iv) ratified the appointment of the Company’s independent registered public accounting firm for the 2011 fiscal year, and (v) approved the Company’s 2011 Stock Incentive Plan.

Of the 14,346,941 shares of the Company’s common stock outstanding as of the record date, 13,515,553 shares were represented at the Annual Meeting.  The Company’s independent inspector of elections reported the vote of stockholders as follows:

Proposal 1: Election of three Class II directors.

Name	Votes For	Votes Withheld

Gregory J. Cotter	12,282,493	402,588
Christopher M. Harding	12,341,224	343,857
John P. (Jack) Laborde	10,735,153	1,949,928

Proposal 2: Approve, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

11,871,803	153,675	659,601	830,474

Proposal 3: Approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers.

	Votes For	Votes Against	Abstentions	Broker Non-Votes

1 Year	7,863,572	--	673,917	830,473
2 Years	60,780	--	--	--
3 Years	4,086,811	--	--	--

In accordance with the results of this vote, the Board of Directors determined to implement an annual advisory vote on the compensation of named executive officers until the next required vote on the frequency of shareholder votes on the compensation of executives. The Company is required to hold votes on frequency every six years.

Proposal 4: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes

13,341,962	171,514	2,077	--

Proposal 5: Approve the Company’s 2011 Stock Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes

11,666,722	392,087	626,271	830,473

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

By:	/s/ Robin A. Seibert
Robin A. Seibert Vice President – Finance,
Chief Financial Officer and Treasurer

Dated:  May 4, 2011